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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): February 15, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

On February 15, 2005, the Executive Compensation and Development Committee (the "Committee") of Eastman Kodak Company (the "Company") approved an Administrative Guide for the 2005 Performance Period under the Executive Compensation for Excellence and Leadership Plan (the "EXCEL Administrative Guide"). The EXCEL Administrative Guide sets forth the specific performance goals and business criteria for the 2005 performance period of the Company's Executive Compensation for Excellence and Leadership Plan, which is the Company's short-term variable pay plan. The measures set by the Committee for the 2005 performance period are digital revenue growth and investable cash flow.

On February 15, 2005, the Committee approved an Administrative Guide for the 2005-2006 Performance Cycle of the Leadership Stock Program under
Article 7 (Performance Awards) of the 2005 Omnibus Long-Term Compensation Plan (the "Leadership Stock Administrative Guide"). The Leadership Stock Administrative Guide sets forth the specific performance goals and business criteria for the 2005-2006 performance cycle of the Leadership Stock Program, established under the 2005 Omnibus Long-Term Compensation Plan, which was approved by the Company's Board of Directors on February 15, 2005, and will be submitted to the Company's shareholders for approval at the Company's 2005 Annual Meeting. The measure set by the Committee for the 2005-2006 performance cycle is operational earnings per share for the two calendar years of the performance cycle.






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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  February 22, 2005